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                                                                    Exhibit 10.1

                       INDEMNIFICATION ESCROW AGREEMENT


     This Indemnification Escrow Agreement (herein "Agreement") is entered into on the 19/th/ day of October , 2001, by and between EDIETS.COM, INC., a Delaware corporation ("eDiets") and TAMARA L. TOTAH, ANDREW G. SMITH and CARLOS M. LOPEZ-ONA (collectively the "Principal Stockholders"), and DIETSMART ACQUISITION CORP., a Delaware corporation ("Newco"), (the "Escrow Agent"), all being duly authorized to execute and deliver this Agreement.

                             W I T N E S S E T H :

     WHEREAS, eDiets, Principal Stockholders, and Newco (hereinafter collectively referred to as the "Parties") entered into a certain Agreement and Plan of Merger dated , October 1, 2001 (the "Merger Agreement"); and

     WHEREAS, the parties desire to establish an Escrow Fund) pursuant to
Section 10 of the Merger Agreement (a copy of which is attached hereto as Exhibit "C") and as defined in Exhibit A annexed hereto, ; and

     WHEREAS, the parties desire to appoint Citibank N.A. as the escrow agent (the "Escrow Agent");

     WHEREAS, the parties to this Agreement desire to set forth herein the terms and conditions which shall govern disbursements of the Escrow Fund; and

     WHEREAS, Escrow Agent is legally qualified to act as Escrow Agent under this Agreement;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby, agree as follows:

1.   APPOINTMENT OF ESCROW AGENT.
     ---------------------------

     The Parties hereby appoint and designate Citibank N.A. 411 Fifth Avenue New York, New York 10016 as the Escrow Agent for the purposes set forth in this Agreement.

2.   ESCROW AGENT.
     ------------

     A. The duties and responsibilities of the Escrow Agent shall be limited to those expressly set forth in this Agreement and Exhibit A hereto. No implied duties of the Escrow Agent shall be read into this Agreement. Subject to the terms and conditions of this Agreement and the Merger Agreement between the Parties and David R. Humble, Chief
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Executive of eDiets, the Escrow Agent shall not be subject to, or obliged to recognize any other agreementbetween, or direction or instruction of, any or all the parties hereto.

     B. In the event that all or a part of the Escrow Fund is attached, garnished, levied or enjoined pursuant to a court order, decree, writ, judgment or arbitration award, or the delivery of the Escrow Fund is stayed or enjoined by a court order, decree, writ, judgment or arbitration award, Escrow Agent is hereby expressly authorized to comply with any court order, decree, writ, judgment or arbitration award and such compliance shall not render the Escrow Agent liable to any Party or person as a result of such compliance.

     C. Escrow Agent shall not be liable to any Party or person for damages, losses or expenses incurred by a Party or person resulting from any act or omission of Escrow Agent, provided, however, that any damages, losses or expenses that result from the Escrow Agent's criminal act, willful misconduct or gross negligence will result in liability. Without limiting the foregoing, Escrow Agent, shall not incur any liability with respect to any act (i) undertaken or not undertaken in good faith, upon the advice of Escrow Agent's counsel, with respect to Escrow Agent's duties and responsibilities under this Agreement or the Merger Agreement, (ii) taken or not undertaken, in reliance upon any instrument, including any written notice or instruction provided for in this Agreement or the Merger Agreement, including but not limited to, due execution, truth and accuracy and validity and effectiveness of the instrument, that Escrow Agent in good faith believes to be genuine and to conform to the provisions of this Agreement or the Merger Agreement.

     D. Unless specifically provided for herein, the Escrow Agent shall promptly collect any monies, checks or other items, including but not limited to the cash consideration payments le set forth in section 1.6 (c) (i)-(v) of the Merger Agreement. Escrow Agent shall not be required to (i) notify a Party of any payment made or the date of maturity of any instrument deposited or received other than in the ordinary course of Escrow Agent's business, or (ii) take any legal action to enforce payment of any draft, check, note or security deposited or received. In the event that any funds, including funds which have been cleared and credited to the Escrow Fund are later determined to be uncollected after the funds have been released by the Escrow Agent pursuant to this Agreement, the Party to whom such funds were delivered will repay to the Escrow Fund the aggregate sum of monies released. The Parties acknowledge that its obligation in the preceding sentence shall survive the termination of this Agreement. Escrow Agent will not be required to lend to, or advance, or pay out of its own funds any sums whatsoever for the account of any Party.

     E. Provided that the Escrow Agent is otherwise lawfully discharging its duties, it shall not be responsible for the sufficiency, accuracy, form, execution, validity or genuineness, of documents, or of any endorsement or lack of endorsement, or for any description or lack of description therein. Nor shall the Escrow Agent be liable to any Party for or on account of the identity, authority or rights of any person executing, depositing or delivering or purporting to

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execute, deposit or deliver any document, or endorsement or this Agreement.
Further, Escrow Agent shall not be liable to any Party on account of or by reason of forgeries, false representations, or the exercise of its discretion in any particular manner, nor shall the Escrow Agent be liable for any mistake of fact or of law or any error of judgment or for any act or omission, except as a result of its gross negligence, criminal act or willful misconduct.

     F. In the event of a dispute between the parties hereto sufficient in the discretion of Escrow Agent to justify its doing so, Escrow Agent shall be entitled at the expense of the Escrow Fund to tender the Escrow Fund into the registry or custody of any Court of competent jurisdiction, to initiate such legal proceedings at the expense of the Escrow Fund as it deems appropriate, and thereupon to be discharged from all further duties and liabilities under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction over the Escrow Fund. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing.

     G. In the event of a dispute between the parties, which in the discretion of Escrow Agent requires action on behalf of itself or the Escrow Fund, the Escrow Agent shall at the expense of the Escrow Fund (i) initiate, on behalf of the Escrow Fund, legal proceedings; (ii) follow the direction of an arbitrator in accordance with Section 18.8 of the Merger Agreement or a court of competent jurisdiction and deposit the Escrow Fund with any person or court so ordered and
(iii) initiate such legal proceedings at the as it deems appropriate to be discharged from all duties and liabilities under this Agreement. Any such legal action may be brought in any such court as Escrow Agent shall determine to have jurisdiction over the Escrow Fund. The filing of any such legal proceedings shall not deprive Escrow Agent of its compensation hereunder earned prior to such filing.

     H. Provided that the Escrow Agent is otherwise lawfully discharging its duties it shall not be under a duty to take legal action in connection with this Agreement or its enforcement, nor shall it be under a duty to appear in, prosecute or defend any action or legal proceeding that would cause Escrow Agent to incur any costs or expenses unless such costs and expenses are indemnifiable pusuant to Section 3 below.

3.   INDEMNIFICATION OF ESCROW AGENT.
     -------------------------------

     The Parties agree to, jointly and severally, protect, defend, indemnify and hold harmless the Escrow Agent against any and all costs, losses, claims, damages, disbursements, liabilities and expenses, including reasonable costs of investigation, court costs and reasonable attorney's fees, which may be incurred by Escrow Agent in connection with its acceptance of, or appointment as, Escrow Agent hereunder, or in connection with the discharge of its duties hereunder, including any litigation arising out of this Agreement or involving the subject matter hereof, provided, however, that said indemnity shall not cover costs, losses, claims, damages, disbursements, liabilities and expenses arising out of Escrow Agent's willful miscondut, criminal act or gross negligence. This indemnification shall survive the termination of this Agreement or the resignation or removal of the Escrow Agent.

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4.   RESIGNATION OF ESCROW AGENT.
     ---------------------------

     It is understood that the Escrow Agent reserves the right to resign at any time by giving written notice of its intent to resign, specifying the effective date thereof, to each Party hereto. Within thirty (30) days after receiving the notice, the Parties shall appoint a successor Escrow Agent to which the Escrow Agent may distribute the Escrow Fund, less its fees, costs and expenses (including reasonable attorney's fees and expenses) which may remain unpaid at that time. If at the conclusion of the thirty (30) day notice period, a successor Escrow Agent has not been appointed or has not accepted such appointment, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor Escrow Agent and the fees, costs and expenses (including reasonable attorney's fees and expenses) associated with such application incurred shall be shared equally by all Parties.

5.   NOTICES.
     -------

     All notices provided for hereunder shall be in writing and shall be deemed deliveredwhen: (a)in the case of personal delivery, on the date of delivery; an ndividual, or an officer of a company, to which the notice is directed; or (b) in the case of registered or certified mail, postage pre-paid, return receipt requested, three (3) days after the date such notice has been postmarked by the United States Postal Service; or (c) the next business day when delivered by a nationally recognized overnight delivery service (including Federal Express or United States Express Mail) with receipt acknowledged and with all charges prepaid by the sender. Notices shall be directed as follows:


     If to Principal Stockholders       Ms. Tamara L. Totah
          addressed to:                 24 Fifth Avenue
                                        New York, NY 10003

                                        Carlos M. Lopez-Ona
                                        254 East 68/th/ Street, Apartment 3F
                                        New York, NY

                                        Andrew G. Smith
                                        95 Christopher Street
                                        New York, NY 10013

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In each case,                      Jennifer Lupo, Esq.
     with a copy to:               1032  Avenue of the Americas, 3/rd/ floor
                                   New York, NY 10018
                                   and
                                   John Kaufmann, Esq.
                                   Winston & Strawn
                                   200 Park Avenue
                                   New York, NY 10166

If to eDiets or Newco              eDiets.com, Inc.
     addressed to:                 Attention: David R. Humble
                                   3801 W. Hillsboro Boulevard
                                   Deerfield Beach, Florida 33442

     with a copy to:               Nason, Yeager, Gerson, White & Lioce, P.A.
                                   Attention: Mark A. Pachman, Esquire
                                   1645 Palm Beach Lakes Boulevard, Suite 1200
                                   West Palm Beach, Florida  33401

If to Escrow Agent:                Citibank N.A.
                                   411 Fifth Avenue
                                   New York, New York 10018

or at such other place or places or to such person or persons as shall be designated by notice by any party hereto.

6.   TERMINATION.
     -----------

     This Agreement shall terminate upon the release of the Escrow Fundpursuant to the provisions of this Agreement. Any termination of this Agreement shall not affect any of the Parties obligations arising prior to such termination, including the obligation to pay Escrow Agent's fees pursuant to Section 6 above.

7.   ENTIRE AGREEMENT; BINDING EFFECT.
     --------------------------------

     This Agreement and matters and agreements referred to herein contain the entire understanding by and among the Parties hereto and shall be binding upon and shall inure to the benefit of the thereof, and their respective successors and assigns.

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8.   MODIFICATION AND ASSIGNMENT.
     ---------------------------

     None of the terms or conditions of this Agreement may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Parties. This Agreement may not be assigned by either party except with the prior written consent of the other Parties. However, any successor to the business of Escrow Agent, whether by reorganization or otherwise, will act with like effect as though originally named.

9.   GOVERNING LAW/DISPUTE RESOLUTION.
     --------------------------------

     This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the application of the principles of conflicts of law. Any disputes relating to this Agreement shall be resolved in accordance with the provisions of Section 17.8 of the Merger Agreement.

10.  HEADINGS DESCRIPTIVE.
     --------------------

     The headings of the several sections of the Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this agreement.

11.  BUSINESS DAY.
     ------------

     Business day shall mean a day on which commercial banks in New York are open for the general transaction of business. If any action or time for performance pursuant to this Agreement is to occur on any Saturday, Sunday or holiday, such time for action or performance shall be extended to the next Business Day.

12.  MONTHLY STATEMENTS.
     ------------------

     Escrow Agent shall deliver monthly statements to the Parties indicating the beginning balance and ending balance of the escrowed funds along with an itemization of all distributions (date, amount and payee) for the duration of this Escrow.

13.  EXECUTION IN COUNTERPARTS.
     -------------------------

     This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all of which shall together constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties and Escrow Agent have caused this Agreement to be executed by their authorized representatives as of the date first above written.

                                                  eDiets:
                                                  EDIETS.COM, INC.

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                                             By:  /s/ David R. Humble
                                                --------------------------------

                                             Principal Stockholders:

                                                  /s/ Tamara L. Totah
                                             -----------------------------------
                                             Tamara L. Totah

                                                  /s/ Andrew G. Smith
                                             -----------------------------------
                                             Andrew G. Smith


                                                  /s/ Carlos M. Lopez-Ona
                                             -----------------------------------
                                             Carlos M. Lopez-Ona


                                             Newco:
                                             DIETSMART ACQUISITION CORP.


                                             By:  /s/ David R, Humble
                                                --------------------------------
                                                _________________, its _________


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                                  EXHIBIT "A"

                  DUTIES AND RESPONSIBILITIES OF ESCROW AGENT
                  -------------------------------------------


1.   Escrow Fund.
     -----------

     eDiets and the Principal Stockholders shall, on the Closing Date (or defined in the Merger Agreement) deposit in to escrow with the Escrow Agent the aggregate sum of One Hundred Thousand Dollars ($100,000) (the "Initial Deposit"). In addition, eDiets shall designate and retain 10,000 of the shares of its common stock that are to be delivered to each of the Principal Stockholders (for an aggregate of 30,000 shares), which shares shall also be held by eDiets pending the final disposition of the Turner Litigation (the "Escrow Shares"). The Initial Deposit, any further sums of money deposited with the Escrow Agent by eDiets pursuant to Sections 1.6 (c) (i)-(v) and 10 of the Merger Agreement shall be the "Escrow Fund". Additionally, the the Escrow Shares held by eDiets in accordance herewith, shall also be considered a part of the "Escrow Fund."

2.   Establishment of Escrow Fund. On or prior to the Closing Date, the
     ----------------------------
Principal Stockholders shall cause a money market and checking account to be opened with the Escrow Agent. The Escrow Agent will cause monthly statements to be prepared and forwarded to each of the signatories as set forth below.

3.   Signatories. In the case of eDiets, Robert Hamilton, and in the case of
     -----------
DietSmart, Carlos M. Lopez-Ona and Tamara L. Totah (collectivelly
"Signatories").

4.   Management of Escrow Fund. Each of Tamara L. Totah and Carlos M. Lopez-Ona
     -------------------------
have full and complete investment discretion and will act in accordance with
Section 5 below with respect to any investment decisions made for the benefit of the Escrow Fund. Any payments of legal fees, costs or expenses in connection with the Turner Litigation and the Recognition Group claim to be made from the Escrow Fund, shall be made by either of Totah and Lopez-Ona. In the event that either Lopez-Ona or Totah are under a disability which impairs his or her ability to manage the Escrow Fund, then the other will make the aforementioned payment. In the event that both Lopez-Ona and Totah are under a disability which impairs his or her ability to manage the Escrow Fund then Jose Ibietatorremendia shall be appointed to manage the Escrow Fund.

5.   Investment of Escrow Fund.
     -------------------------

     The Escrow Agent shall have no discretion whatsoever with respect to the management, disposition or investment of the Escrow Fund and is not a trustee or fiduciary of any Party. The Parties hereby acknowledge and agree that all investments made pursuant to this section shall be for the account and risk of the Parties and any losses associated with investments shall be borne solely by the Parties. Escrow Agent shall from time to time invest and reinvest the funds held in the Escrow Fund, as and when instructed by the Principal Stockholders in writing, in any one or more

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of the following: (a) obligations of the United States of America; (b) general obligation of any State of the United States of America; (c) general obligations of any political subdivision of a State of the United States of America, if such obligations are rated by at least two recognized rating services as at least "AA"; (d) certificates of deposit of any national bank or banks (including, if applicable, Escrow Agent or an affiliate of Escrow Agent) insured by the Federal Deposit Insurance Corporation (FDIC) with a net worth in excess of $100,000,000 ("Acceptable Bank"); (e) obligations of State or Municipal Public Housing Authorities chartered by the United States of America and guaranteed by the United States of America; (f) demand interest bearing accounts of Escrow Agent or an affiliate of Escrow Agent if Escrow Agent or an affiliate of Escrow Agent is an Acceptable Bank; (g) any open-end or closed-end management type investment company or investment trust registered under the Investment Company Act of 1940, as amended, which invests in any of (a) through (e) above. The fact that Escrow Agent, or any affiliate of Escrow Agent is providing services to and receiving remuneration from the foregoing investment company or investment trust as investment advisor, custodian, transfer agent, registrar, or otherwise shall not preclude Escrow Agent from investing in the securities of such investment company or investment trust.

6.   Proceeds of Investments.
     -----------------------

     All dividends, interest, income or other proceeds received by the Escrow Agent in respect of any investment of the Escrow Fund shall be added to the Escrow Fund and distributed together with the Escrow Fund. The Escrow Agent may liquidate any investments made hereunder at such time as it shall deem necessary to make payments in accordance with the provisions hereof.

7.   Distributions from the Escrow Fund.
     ----------------------------------

     (a) The Escrow Agent shall continue to hold the Escrow Fundestablished pursuant to Section 10.1 of the Merger Agreement until it has received written direction signed by each of the Signatories notifying the Escrow Agent of the final order, judgment, decree, award after arbitration or settlement of the Turner Litigation and instructing the Escrow Agent how to distribute the Escrow Fund. In addition, upon the delivery of said writing to the Escrow Agent directing the disposition of the Escrow Fund, eDiets shall release in the same manner, the Escrow Shares.

     (b) With respect to any escrow established pursuant to Section 10.3 of the Merger Agreement (the Recognition GroupEscrow") the Escrow Agent shall hold the amount placed on account of the Recognition Group Claim in the Escrow Fund until it has received written direction signed by each of the Signatories notifying the Escrow Agent of the final order, judgment, decree, award after arbitration or settlement and directing the release of the Recognition Group Claim escrow funds.

     (c) In the event that eDiets determines that it has a claim for indemnification pursuant to the Merger Agreement and wishes to establish an indemnification claims escrow pursuant to Section 10.2 of the Merger Agreement, it shall provide notice to the Principal Stockholders and the Escrow Agent specifying in reasonable detail the basis for its claim (a "Claim") and its estimate of the amount thereof. In such event, out of the installments of the Cash Consideration (as defined in the

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Merger Agreement), eDiets shall pay into the Escrow Fund, out of the Cash
Consideration installment next due, the estimated amount of the Claim. Upon the final resolution of the Claim in accordance with Section 17.8 of the Merger Agreement, the escrowed funds will be released in accordance with any final order, judgment, decree, award after arbitration or settlement agreement.

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